Contact: Kent Henschen, Director—Marketing and Corporate Communications, (414) 768-4626

BUCYRUS INTERNATIONAL, INC. ANNOUNCES CLOSING AND

FINANCING OF DBT GMBH ACQUISITION, SUMMARY FIRST QUARTER 2007

OPERATING RESULTS AND COMBINED 2007 FINANCIAL GUIDANCE

South Milwaukee, Wisconsin – May 4, 2007—Bucyrus International, Inc. (NASDAQ: BUCY), one of the world’s leading manufacturers of large-scale excavation equipment used in surface mining, announced today that it has completed its previously announced acquisition of DBT GmbH, a subsidiary of RAG Coal International AG, and a leading designer, manufacturer and marketer of high technology system solutions for underground coal mining. DBT is based in Lunen, Germany. Bucyrus also announced its summary unaudited results for the three months ended March 31, 2007, combined Bucyrus/DBT sales and EBITDA guidance for 2007 and the terms of its financing of the DBT acquisition.

DBT Acquisition Closing

Bucyrus, through its acquisition subsidiary, DBT Holdings GmbH, acquired DBT for $710 million in cash, subject to certain closing adjustments, and 471,476 shares of Bucyrus’ common stock with a market value of $21 million at the time of announcement of the acquisition.

Timothy W. Sullivan, president and chief executive officer of Bucyrus, said “The DBT acquisition represents an important event in the development of our company. We believe our entry into the underground mining equipment industry will enhance our ability to sell original equipment and aftermarket support to a larger segment of the global mining equipment market, and we are very pleased to add DBT’s internationally recognized brand and leading market position to our product portfolio.”

Bucyrus First Quarter Operating Results

•	Q1 Sales Increased 14.9%, with Original Equipment Sales Increase of 46.6%

•	Q1 Gross Margin Increased to 27.4%

•	Q1 Operating Earnings Increased 21.1%

•	Q1 Basic EPS Increased 21.3%

Sales for the first quarter of 2007 were $190.4 million, an increase of 14.9% from $165.7 million for the first quarter of 2006. Original equipment sales for the first quarter of 2007 were $78.4 million, an increase of $24.9 million, or 46.6%, from $53.5 million for the first quarter of 2006. Aftermarket parts and service sales for the first quarter of 2007 were $112.0 million, a decrease of $0.2 million from $112.2 million for the first quarter of 2006. Original equipment sales were 41.2% of sales for the first quarter of 2007 compared to 32.3% for the first quarter of 2006. The increase in original equipment sales highlights the ongoing global demand for Bucyrus’ products and services, which is being driven by customer expectations of sustained strength in the coal, copper, oil sands and iron ore markets, ongoing and rapid industrialization in parts of the developing world, demand for minerals in the developed world and the rising cost of non-coal energy sources.

Gross profit for the first quarter of 2007 was $52.1 million, or 27.4% of sales, compared with $40.9 million, or 24.7% of sales, for the first quarter of 2006. The increase in gross profit was primarily due to increased original equipment sales as well as improved gross margins on both original equipment and aftermarket parts and services. Gross margin increased as the increasing price of steel and other raw materials was more than offset by the higher selling prices of Bucyrus’ products. Gross profit for the first quarter of 2007 and 2006 was reduced by $0.5 million and $0.3 million, respectively, of training costs for employees hired at Bucyrus’ new manufacturing facilities in Milwaukee and South Milwaukee. Bucyrus is continuing to hire and train new employees to support its increased capacity initiatives. Gross profit for the first quarter of 2007 and 2006 was also reduced by $1.3 million of additional depreciation expense in each respective quarter as a result of the purchase price allocation to plant and original equipment in connection with prior acquisitions of companies. Selling, general and administrative expenses for the first quarter of 2007 were $21.2 million, or 11.1% of sales, compared with $15.5 million, or 9.3% of sales, for the first quarter of 2006. The dollar amount of selling, general and administrative expenses in the first quarter of 2007 approximated the dollar amount of selling, general and administrative expenses recognized in the fourth quarter of 2006.

Operating earnings were $27.9 million for the first quarter of 2007, an increase of 21.1% from $23.0 million for the first quarter of 2006. Operating earnings increased primarily due to increased gross profit resulting from increased sales volume.

Net earnings for the first quarter of 2007 were $17.9 million, or $0.57 per share, compared with $14.5 million, or $0.47 per share, for the first quarter of 2006.

EBITDA for the first quarter of 2007 was $32.2 million, an increase of 20.8% compared to $26.6 million for the first quarter of 2006. As a percentage of sales, EBITDA for the first quarter of 2007 was 16.9%, compared to 16.1% for the first quarter of 2006. EBITDA is defined as net earnings before interest income, interest expense, income taxes, depreciation and amortization. EBITDA includes the impact of non-cash stock compensation expense, severance expenses and loss on sales of fixed assets as set forth in the following tables. EBITDA is a measurement not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as an alternative to GAAP measures of performance. For a reconciliation of net earnings as shown in Bucyrus’ Unaudited Consolidated Statements of Earnings to EBITDA and a reconciliation of net cash provided by operating activities as shown in Bucyrus’ Unaudited Consolidated Statements of Cash Flows to EBITDA, see the tables below.

Capital expenditures for the first quarter of 2007 were $14.8 million, which included $9.1 million related to Bucyrus’ previously announced ongoing expansion of its South Milwaukee facilities. The remaining capital expenditures consisted primarily of production machinery at its main manufacturing facility.

As of March 31, 2007, total backlog was $937.6 million, $647.9 million of which is expected to be recognized within the subsequent 12 months. This represents a 4.8% and 9.1% increase from the December 31, 2006 total backlog of $894.7 million and 12-month backlog of $593.8 million, respectively. The backlog increase from December 31, 2006 was primarily due to an increase in original equipment orders, which totaled $140.3 million for the first quarter of 2007. Inquiries for new original equipment continue to remain at a high level. Bucyrus also announced that it has entered into a preliminary, non-binding letter of intent for the potential sale of a dragline and related equipment with a price in excess of $100.0 million to be delivered by 2010. Bucyrus hopes to execute the contract for this potential dragline by early to mid-summer 2007. Since Bucyrus recognizes revenue on a percentage of completion basis, the impact of such order, if finalized, would be recognized over a period of several years.

Combined 2007 Financial Guidance

After giving pro forma effect to the acquisition of DBT as if it had occurred on January 1, 2007, Bucyrus estimates full year 2007 pro forma combined sales to be in the range of $1.9 to $2.0 billion and full year 2007 pro forma combined EBITDA, without reduction for estimated non-cash stock compensation expense or any customary purchase accounting adjustments resulting from the DBT acquisition, to be in the range of $255 to $275 million. In making these estimates, Bucyrus is reaffirming its previously announced stand-alone guidance range for 2007 sales of $875 to $925 million and EBITDA, without reduction for estimated non-cash stock compensation expense, of $155 to $165 million. This financial guidance is based on Bucyrus’ current expectations for the results of operations of both Bucyrus and DBT for the remainder of 2007, and takes into account that DBT’s 2006 results of operations benefited significantly from an influx of new original equipment product orders from underground mining customers that had previously deferred their new underground equipment purchases during the prolonged prior period of weaker coal commodity prices. As a result, and in combination with the recent softening of U.S. coal commodity prices and reduced order intake levels at DBT for the first quarter of 2007 compared to the first quarter of 2006, Bucyrus believes that it is likely that DBT’s 2007 revenues will return to more normalized levels than the unusually high levels recognized in 2006. Bucyrus anticipated and took this expected normalized level of results into account when it valued and entered into the agreement to acquire DBT.

This financial guidance is an estimate as of today’s date and is based on assumptions believed to be reasonable as of this date. Bucyrus is providing sales and EBITDA guidance in this format due to the significant impact of the DBT acquisition on its expected 2007 results of operations, and it does not necessarily intend to regularly issue guidance in this format in the future. Bucyrus expressly disclaims any current intention to update or revise this guidance, whether as a result of new information, future events or otherwise. For a description of some of the factors that could cause Bucyrus’ actual results to differ materially from the guidance reflected above, see “Forward-Looking Statements and Cautionary Factors” below. There can be no assurance that Bucyrus will achieve its financial guidance.

DBT Acquisition Financing

In connection with and to initially fund the DBT acquisition and to refinance certain other indebtedness, Bucyrus entered into new credit facilities totaling $1.225 billion, consisting of a $400.0 million revolving credit facility and an $825.0 million term loan facility.

Bucyrus also announced today that it is filing a prospectus supplement with the Securities and Exchange Commission relating to an underwritten public offering of its common stock expected to raise approximately $300.0 million in gross proceeds, without taking into account any underwriting discounts and commissions or offering expenses or the exercise of any option granted to the underwriters to purchase additional shares. The offering, and the amount expected to be raised, will be subject to prevailing market and other conditions, and is being made pursuant to an automatic shelf registration statement that Bucyrus filed with the Securities and Exchange Commission in June 2006. Bucyrus intends to use the net proceeds from this equity offering to repay a portion of its new term loan facility used to initially finance the DBT acquisition.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offering is being made only by means of a prospectus and the related prospectus supplement. The prospectus and prospectus supplement are available at no charge on the Securities and Exchange Commission’s website at www.sec.gov.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Monday, May 7, 2007. Interested parties should call (866) 356-4123 ((617) 597-5393 for international callers), participant passcode 71368341. A replay of the call will be available until May 21, 2007 at (888) 286-8010 ((617) 801-6888 internationally), passcode 85432316. The conference call will also be available as a webcast. The webcast can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until May 21, 2007.

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FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. The 2007 sales and EBITDA guidance provided under the caption “Combined 2007 Financial Guidance” in this press release are “forward-looking statements.” You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect our actual results of operations and financial condition include, without limitation:

•	disruption of our plant operations due to equipment failures, natural disasters or other reasons;

•	our ability to attract and retain skilled labor;

•	our production capacity;

•	our ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, interest rates, customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	our ability to continue to offer products containing innovative technology that meets the needs of our customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at our company, our customers, suppliers or providers of transportation;

•	our ability to satisfy under-funded pension obligations;

•	our ability to effectively and efficiently integrate the operations of DBT and to realize expected levels of sales and profit from this acquisition;

•	potential risks, material weaknesses in financial reporting and liabilities of DBT unknown to us;

•	our dependence on the commodity price of coal and other conditions in the coal markets;

•	our reliance on significant customers;

•	our experience in the underground mining business, which is less than some of our competitors; and

•	our increased levels of debt and debt service obligations relating to our acquisition of DBT.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in our 2006 Annual Report to Stockholders and Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, our prospectus supplement being filed with the Securities and Exchange Commission and other cautionary statements described in our other reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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	For the three months ended March 31,
Dollars in thousands, except per share amounts	2007	2006
Consolidated Statements of Earnings
Sales	$190,361	$165,653
Cost of products sold	138,283	124,780

Gross profit	52,078	40,873
Selling, general and administrative expenses	21,194	15,460
Research and development expenses	2,548	1,922
Amortization of intangible assets	446	452

Operating earnings	27,890	23,039

Interest expense	1,449	645
Other (income) expense—net	(23)	122

Earnings before income taxes	26,464	22,272

Income tax expense	8,601	7,750

Net earnings	$17,863	$14,522

Net earnings per share:
Basic:
Net earnings per share	$.57	$.47

Weighted average shares	31,330,272	31,191,780

Diluted:
Net earnings per share	$.57	$.46

Weighted average shares	31,607,977	31,526,843

Other Financial Data
EBITDA (1)	$32,160	$26,616

Non-cash stock compensation expense (2)	1,692	578
Severance expenses (3)	473	272
Loss on sales of fixed assets (4)	95	42

	$2,260	$892

(1)	EBITDA is defined as net earnings before interest income, interest expense, income tax expense, depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure the company’s liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under accounting principles generally accepted in the United States of America, or GAAP, as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings and net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to Bucyrus’ equity incentive plans.
(3)	Reflects severance expenses for personnel changes in the ordinary course.
(4)	Reflects losses on the sale of fixed assets in the ordinary course.

	For the three months ended March 31,
Dollars in thousands	2007	2006
EBITDA Reconciliation
Net earnings	$17,863	$14,522
Interest income	(212)	(114)
Interest expense	1,449	645
Income tax expense	8,601	7,750
Depreciation	3,748	3,107
Amortization	711	706

EBITDA	32,160	26,616

Changes in assets and liabilities	(15,057)	23,822
Non-cash stock compensation expense	1,692	578
Loss on sale of fixed assets	95	42
Interest income	212	114
Interest expense	(1,449)	(645)
Income tax expense	(8,601)	(7,750)

Net cash provided by operating activities	$9,052	$42,777

Dollars in thousands	March 31, 2007	December 31, 2006
Consolidated Balance Sheets
Assets
Cash and cash equivalents	$13,285	$9,575
Receivables-net	154,401	162,535
Inventories	196,731	176,277
Deferred income taxes	12,912	11,725
Prepaid expenses and other	17,348	16,408

Total current assets	394,677	376,520

Goodwill	47,306	47,306
Intangible assets-net	27,642	28,097
Deferred income taxes	14,960	16,117
Other assets	7,069	7,523

Total other assets	96,977	99,043

Property, plant and equipment—net	136,097	125,149

Total assets	$627,751	$600,712

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$116,746	$127,724
Liabilities to customers on uncompleted contracts and warranties	36,227	32,233
Income taxes	15,073	9,978
Current maturities of long-term debt and other short-term obligations	539	331

Total current liabilities	168,585	170,266

Dollars in thousands	March 31, 2007	December 31, 2006
Postretirement benefits	17,675	17,313
Pension and other	33,766	34,871

Total other liabilities	51,441	52,184

Long-term debt	93,641	82,266

Common stockholders’ investment	314,084	295,996

Total liabilities and common stockholders’ investment	$627,751	$600,712

Bucyrus has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Bucyrus has filed with the SEC for more complete information about Bucyrus and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free (888) 603-5847.